As filed with the Securities and Exchange Commission on December 16, 1996


                                                      Registration No. 333-14917
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                 AMENDMENT NO. 2
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

Citicorp                            Delaware                    13-2614988

Citicorp Capital I                  Delaware                    Applied for
Citicorp Capital II                 Delaware                    Applied for
Citicorp Capital III                Delaware                    Applied for
Citicorp Capital IV                 Delaware                    Applied for

(Exact name of issuer as   (State or other jurisdiction of  (I.R.S. Employer
 specified in its charter)  incorporation or organization)  Identification  No.)

                                 399 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                                Stephen E. Dietz
                            Associate General Counsel
                                 Citibank, N.A.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                                John T. Bostelman
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.
|_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
            Title of securities                 Amount to      Proposed maximum        Proposed maximum            Amount of
              to be registered                be registered    offering price per      aggregate offering       registration fee
                                                                     unit                    price
------------------------------------------------------------------------------------------------------------------------------------
Preferred securities of Citicorp Capital I         (1)               (2)                      (1)                      N/A
Preferred securities of Citicorp Capital II        (1)               (2)                      (1)                      N/A
Preferred securities of Citicorp Capital III       (1)               (2)                      (1)                      N/A
Preferred securities of Citicorp Capital IV        (1)               (2)                      (1)                      N/A

Guarantee obligations of Citicorp with
respect to the above-referenced preferred          (3)               (3)                      (3)                      N/A
securities

Subordinated debt securities of Citicorp           (1)               (2)                      (1)                      N/A

      Total                                   $750,000,000           N/A                  $750,000,000             $227,272(4)

====================================================================================================================================


(1) In no event will the aggregate initial offering price of the preferred securities of Citicorp Capital I, Citicorp Capital II, Citicorp Capital III, and Citicorp Capital IV (collectively, the "Trusts") issued under this Registration Statement exceed $750,000,000, exclusive of accrued interest and dividends, if any. A like amount of Subordinated Debt Securities may be issued and sold by Citicorp to any of the Trusts, in which event such Subordinated Debt Securities may later be distributed for no additional consideration to the holders of the preferred securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.


(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.


(3) The securities registered include the rights of holders of the Preferred Securities under the Preferred Securities Guarantees and certain back-up obligations of Citicorp as set forth in the Amended and Restated Declaration of Trust of each Trust and the Indenture, in each case as further described in the Registration Statement. The back-up obligations comprise the obligations of Citicorp to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities). The Preferred Securities Guarantees, when taken together with Citicorp's obligations under the
Subordinated Debt Securities, the Indenture and the Amended and Restated Declarations of Trust, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Preferred Securities. No separation consideration will be received for any such obligations of Citicorp.

(4) $303 has previously been paid.

PROSPECTUS

                                    Citicorp

                          Subordinated Debt Securities

                                 ---------------

                               Citicorp Capital I
                               Citicorp Capital II
                              Citicorp Capital III
                               Citicorp Capital IV

                              Preferred Securities
                     fully and unconditionally guaranteed by
                                    Citicorp

                                 ---------------

      Citicorp ("Citicorp" or the "Company"), a Delaware corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").


      Citicorp Capital I, Citicorp Capital II, Citicorp Capital III and Citicorp Capital IV (each, a "Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Trusts out of moneys held by each of the Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Citicorp to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Citicorp's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock, if any, issued from time to time by Citicorp. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Trust, or a trustee of such Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Trust. The Subordinated Debt Securities purchased by a
Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. Citicorp's obligations under the Preferred Securities Guarantees, taken together with its obligations under the Subordinated Debt Securities, the Indenture and the Declarations, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Preferred Securities. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees and other related obligations of Citicorp are sometimes collectively referred to hereafter as the "Offered Securities."


      Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by the Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Citicorp, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of Citicorp.

      The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

      Citicorp and/or each of the Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Citicorp and/or any Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

      This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

      This Prospectus may not be used to consummate sales of securities unless a Prospectus Supplement is also delivered.

                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                                 ---------------

       THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
              OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


                The date of this Prospectus is December 16, 1996

      FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                              AVAILABLE INFORMATION


      This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Citicorp and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Se curities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not neces sarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


      Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Citicorp can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


      No separate financial statements of any of the Trusts have been included herein. Citicorp does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly, by Citicorp, a reporting company under the Exchange Act, (ii) each of the Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Citicorp, and (iii) Citicorp's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Descrip tion of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

      The Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following  documents filed with the Commission by Citicorp pursuant to
Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

      (a)   Annual  Report on Form 10-K for the fiscal year ended  December  31,
            1995;


      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and


      (c) Current Reports on Form 8-K dated January 16, 1996, April 16, 1996, July 22, 1996 and October 15, 1996.

      All documents filed by Citicorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

      Citicorp will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Citicorp, 399 Park Avenue, New York, New York 10043, Attention: Investor Relations Department,
(212) 559-2718.

                                    CITICORP

      Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on December 4, 1967. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

Holding Company

      Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits

(as defined ) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

      Citicorp also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

      Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

      Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                   CITICORP RATIOS OF INCOME TO FIXED CHARGES

      For the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 and the nine months ended September 30, 1996, Citicorp's consolidated ratios of income to fixed charges, computed as set forth below, were as follows:

                                      Nine Months
                                        Ended                     Year Ended December 31,
                                     September 30,     --------------------------------------------
                                         1996          1995      1994      1993      1992      1992
                                       --------        ----      ----      ----      ----      ----
Income to Fixed Charges:
     Excluding Interest on Deposits....  2.65          2.31      1.76      1.44      1.24      0.96
     Including Interest on Deposits....  1.48          1.42      1.31      1.18      1.09      0.99

      Income for the year ended December 31, 1991 was inadequate to cover fixed charges by $237 million. For purposes of computing the consolidated ratio of income to fixed charges, income represents net income (or net loss), before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits) and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                                 USE OF PROCEEDS


      Each Trust will use the proceeds of the sale of the Preferred Securities to acquire Subordinated Debt Securities from Citicorp. Citicorp intends to apply the net proceeds from the sale of the Subordinated Debt Securities to its general funds to be used by its management for corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to Citicorp and its subsidiaries. In considering whether Preferred Securities should be offered, and the amount of any offering, Citicorp will take into account statements of the Board of Governors of the Federal Reserve System, Citicorp's primary banking regulator, to the effect that such securities may qualify as Tier I capital, as well as the federal income tax treatment of the Subordinated Debt Securities and the Preferred Securities and the cost of alternative sources of Tier I capital and other funding.


                                   THE TRUSTS


      Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor") and the Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each declaration will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") before the issuance of the Preferred Securities. Each Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Declaration will provide that no amendments that adversely affect the holders of a class of Trust Securities may be effected without the consent of a majority in liquidation amount of the outstanding Trust Securities of such class. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to approximately 3 percent of the total capital of each Trust. Each Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such Trust. Each Trust will have one or more Trustees who are employees or officers of or affiliated with the Company (the "Regular Trustees"). One Trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Trust in the State of Delaware, and its principal place of business, is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.


                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES


      Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Debt Trustee"). As used herein, the term "Indenture" includes any supplemental indenture under which a particular class of Subordinated Debt Securities may be issued. The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.


General

      The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors (each, a "Supplemental Indenture").


      In the event Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust.

      Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend or shorten such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt
Securities may be redeemed, in whole or in part; (9) the form of such Subordinated Debt Securities; and (10) any other spe cific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

      If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

      The covenants contained in the Indenture would not necessarily afford protection to holders of the Subordinated Debt Securities in the event of a decline in credit quality resulting from takeovers, recapitalization or similar restructurings.

Form, Exchange, Registration, Transfer and Payment

      Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

      Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

Book-Entry Subordinated Debt Securities

      The Subordinated  Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the cir cumstances described in the applicable Prospectus Supplement.

      The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provid ed in the applicable Prospectus Supplement.

Subordination

      The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

Certain Covenants of the Company


      Securities Issued to a Trust. If Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligation of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities) entered into prior to the issuance of the Subordinated Debt Securities, (y) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (z) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

      If Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

      In the event Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes, (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities and (iv) if at any time the Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, to pay as additional interest such additional amounts as shall be required so that the net amounts received and retained by the Trust or the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Limitation on Mergers and Sales of Assets


      The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic or foreign jurisdiction and shall expressly assume the obligations of the Company under the Indenture and (b) after giving effect thereto, no Event of Default shall have occurred and be continuing under the Indenture.

Events of Default, Waiver and Notice

      The Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:


      (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

      (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

      (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

      (d) certain events of bankruptcy, insolvency or reorganization of the Company; or


      (e) in the event Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust.


      The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

      The Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt
Securities of such series (or of all series, as the case may be) then outstanding.

      The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

Modification of the Indenture

      The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected.

Defeasance and Discharge

      The Indenture provides that the Company, at the Company's option: (a) will be Discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. To exercise any such option, the Company is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by Citicorp from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.

Governing Law

      The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Trustee

      The Company or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates.


Proposed Tax Legislation

      On March 19, 1996, President Clinton proposed legislation (the "Proposed Legislation") which, among other things, would generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995, if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. (If the Subordinated Debt Securities were issued to a Trust, it is expected that they would not be shown as indebtedness on Citicorp's consolidated balance sheet.) In addition, the Proposed Legislation would deny issuers an interest deduction on any debt instruments with a weighted average maturity of greater than 40 years. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representative Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Democrat Letters"). Based upon the Joint Statement and the Democrat Letters, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to any Subordinated Debt Securities issued prior to enactment, even if they were issued to a Trust. There can be no assurances, however, that the effective date guidance contained in the Joint Statement and Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities.


                     DESCRIPTION OF THE PREFERRED SECURITIES


      Each Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by the Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Preferred Securities issued by such Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to the holders of Preferred Securities of such

Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Trusts, or of both, as a condition to speci fied action or amendments to the Declaration of such Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust not inconsistent with the Declaration of such Trust or with applicable law. Pursuant to the Indenture, for as long as Subordinated Debt Securities are held by a Trust, any amendment to the Indenture that would require the consent of a majority of the holders of Subordinated Debt Securities or all such holders will require the consent of a majority in liquidation amount of the Trust Securities of such Trust or all holders of such Trust Securities, respectively. Unless otherwise specified in the applicable Prospectus Supplement, a redemption of Subordinated Debt Securities will result in a redemption of a corresponding amount of Trust Securities. Citicorp's obligations under the Preferred Securities Guarantees, taken together with its obligations under the Subordinated Debt Securities, the Indenture and the Declarations, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Preferred Securities. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

      In connection with the issuance of Preferred Securities, each Trust will issue one series of Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such trust to issue on behalf of such Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securi ties issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of a Trust. All of the Common Securities of each Trust will be directly or indirectly owned by the Company.


Enforcement of Certain Rights by Holders of Trust Preferred Securities


      If an Event of Default under the Declaration of a Trust occurs and is continuing, then the holders of Preferred Securities of such Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an

Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is other wise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES


      Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Citicorp for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Trust.


General


      Pursuant to each Preferred Securities Guarantee, the Company will irrevocably agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Trust has funds available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

      Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent such Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Trust, such Trust will not pay distributions on the Preferred Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants of the Company." The Preferred Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declarations, in cluding its obligations in the Indenture to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

      The Company has also agreed separately to irrevocably guarantee the obligations of the Trusts with re spect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.


Certain Covenants of the Company


      In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securi ties issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Trust, then (a) the Com pany shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than
(i) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligation of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities issued to the related Trust)entered into prior to issuance of the Subordinated Debt Securities, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (iii) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in right of payment to such Subordinated Debt Securities.


Modification of the Preferred Securities Guarantees; Assignment


      Except with respect to any changes which do not adversely affect the rights of holders of Preferred Secu rities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Trust then outstanding.


Termination


      Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Trust, (b) upon distribu tion of the Subordinated Debt Securities held by such Trust to the holders of the Preferred

Securities of such Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.


Events of Default

      An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder.


      The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities
Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Trust or any other person or entity before proceeding directly against the Company.


Status of the Preferred Securities Guarantees


      The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Citicorp in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

      The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).


Information Concerning the Preferred Guarantee Trustee

      The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabil ities which might be incurred thereby.

      The Company or its affiliates maintain certain accounts and other banking relationships with the Preferred Guarantee Trustee and its affiliates.

Governing Law

      The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

                         EFFECT OF OBLIGATIONS UNDER THE
       SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE


      As set forth in the Declaration, the sole purpose of each of the Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Trusts, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

      As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Citicorp shall pay all, and the applicable Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Citicorp Trustees shall not take or cause or permit the applicable Trust to, among other things, engage in any activity that is not consis tent with the purposes of the applicable Trust.

      Payments of distributions (to the extent funds therefor are available) and other payments due on the Pre ferred Securities (to the extent funds therefor are available) are guaranteed by Citicorp as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Citicorp does not make interest payments on the Subordinated Debt Securities purchased by the applicable Trust, it is expected that the applicable Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Citicorp has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Trust as its sole asset. The Preferred Securities Guarantees, when taken together with Citicorp's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declarations, including its obligations in the Indenture to pay costs, expenses, debts and liabilities of the applicable Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts payable on the Preferred Securities.

      Notwithstanding the foregoing, if Citicorp fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in any accom panying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Preferred Securities in such Direct Action. Citicorp, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Citicorp fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Citicorp to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee, or any other person or entity.





                              PLAN OF DISTRIBUTION


      Citicorp may sell the Subordinated Debt Securities and any Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Citicorp, and offers or sales of such securities may include secondary market transactions by affiliates of Citicorp.

      Offers to purchase Offered Securities may be solicited directly by Citicorp and/or any Trust, as the case may be, or by agents designated by Citicorp and/or any Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commis sions payable by Citicorp to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.


      If an underwriter or underwriters are utilized in the sale, Citicorp will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.


      If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Citicorp and/or any Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

      Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Citicorp and/or any Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.


      This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

      The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Offered Securities will comply with the requirements of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

      Underwriters,   agents  or  their   controlling   persons  may  engage  in
transactions with and perform services for Citicorp in the ordinary course of business.

                             VALIDITY OF SECURITIES


      Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trusts by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trusts. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for Citicorp by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.


                                     EXPERTS

      The  consolidated   financial  statements  of  Citicorp  and  subsidiaries
included in Citicorp's Annual Report and Form 10-K for 1995 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP, covering the December 31, 1995 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and in 1993 Citicorp adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes."

[FORM OF PROSPECTUS SUPPLEMENT]

PROSPECTUS  SUPPLEMENT
(To Prospectus dated December _____, 1996)


                              Preferred Securities
                               Citicorp Capital I
                             % Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)
                     fully and unconditionally guaranteed by
                                    Citicorp
                                 ---------------

      The ________% Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Citicorp Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Citicorp, a Delaware corporation ("Citicorp" or the "Company"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of ____% Junior Subordinated Deferrable Interest Debentures due __________, 2027 (the "Subordinated Debt Securities") of Citicorp. The Subordinated Debt Securities and the Preferred Securities in respect of which this Prospectus Supplement is being delivered are referred to herein as the "Offered Securities." The Subordinated Debt Securities will be unsecured obligations of Citicorp and will be subordinate and junior in right of payment to all Senior Indebtedness of Citicorp, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise. Payments of distributions on the Preferred Securities may be deferred at any time for up to 10 consecutive semiannual periods. In addition, Citicorp will have the right to shorten the maturity of the Subordinated Debt Securities, to redeem the Subordinated Debt Securities or to cause the distribution of the Subordinated Debt Securities to the holders of Preferred Securities upon the occurrence of certain events. See "Special Considerations" on page S-6.

                                                        (continued on next page)

                                 ---------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                   RELATES. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                 ---------------

       THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
              OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                         Initial Public       Underwriting   Proceeds to
                         Offering Price(1)    Commission(2)  Trust(3)(4)
                         -----------------    -------------  -----------
Per Preferred Security   $1,000          (3)            $1,000
Total (5).........       $               (3)            $

(1)   Plus accrued distributions, if any, from December __, 1996.

(2) The Trust and Citicorp have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Because the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debt Securities, Citicorp has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds $ _____ per Preferred Security (or $ __________ in the aggregate). See "Underwriting."

(4) Expenses of the offering, which are payable by Citicorp, are estimated to be $ ____________.


      The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about December ____, 1996.

                                 ---------------
                                  [Underwriter]
                                 ---------------

         The date of this Prospectus Supplement is December _____, 1996.

(continued from previous page)

      Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of _____% of the liquidation amount of $1,000 per Preferred Security, accruing from the date of original issuance and payable semiannually in arrears on __________ and __________ of each year, commencing __________, 1997 ("distributions"). The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by Citicorp (the "Guarantee") to the extent described herein and under "Description of Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless Citicorp has made a payment of interest or principal or other payments on the Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with Citicorp's obligations under the Subordinated Debt Securities and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its undertaking to pay all costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. The obligations of Citicorp under the Guarantee are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock issued from time to time, if any, by Citicorp.

      The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. If Citicorp does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

      So long as no Event of Default has occurred and is continuing under the Indenture, Citicorp has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the
Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual interest periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date (as defined below). If interest payments are so deferred, distributions will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of ______% per annum compounded semiannually, and holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths of up to 10 consecutive semiannual interest periods each throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest and Original Issue Discount."

      The Subordinated Debt Securities will mature on ________, 2027. The Subordinated Debt Securities are redeemable by Citicorp, in whole or in part, from time to time, on or after ___________, 2007, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event (each as defined herein). Prior to any such redemption, Citicorp will obtain any required regulatory approvals. If Citicorp redeems Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at the Redemption Price (as defined herein). See "Description of the Preferred Securities -- Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debt Securities. In addition, upon the occurrence of a Tax Event or a Regulatory Capital Event, unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust may be dissolved, with the result that the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities in lieu of any cash distribution. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

      In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Preferred
Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

      The Preferred Securities will be represented by one or more global certificates registered in the name of the Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Preferred Securities will not be issued in certificated form. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER- THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         CITICORP SUMMARY FINANCIAL DATA

      The following table sets forth, in summary form, certain financial data for each of the years in the three- year period ended December 31, 1995 and for the nine months ended September 30, 1996 and September 30, 1995. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated by reference; this summary is not covered by the Report of Independent Auditors incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the Prospectus. The consolidated financial data at and for the nine months ended September 30, 1996 and September 30, 1995 is derived from unaudited financial statements. The results for the nine months ended September 30, 1996 are not necessarily indicative of the results for the full year or any other interim period.

                                                                           Nine Months Ended
                                                                             September 30,            Year Ended December 31,
                                                                               1996      1995      1995       1994          1993
                                                                            (unaudited)
                                                                                          (In millions, except per share amounts)
Net Interest Revenue ......................................................   $ 8,122   $ 7,391   $ 9,951   $    8,911    $    7,690
Fees, Commissions and Other Revenue .......................................     6,709     6,498     8,727        7,837         8,385
                  Total Revenue ...........................................    14,831    13,889    18,678       16,748        16,075
Provision for Credit Losses ...............................................     1,422     1,460     1,991        1,881         2,600
Operating Expense .........................................................     8,916     8,284    11,102       10,256        10,615
Income Before Taxes and Cumulative Effects of
         Accounting Changes ...............................................     4,493     4,145     5,585        4,611         2,860
Income Taxes ..............................................................     1,692     1,586     2,121        1,189           941
Income Before Cumulative Effects of
         Accounting Changes ...............................................     2,801     2,559     3,464        3,422         1,919
Cumulative Effects of Accounting Changes(A) ...............................      --        --        --            (56)          300
Net Income ................................................................   $ 2,801   $ 2,559   $ 3,464   $    3,366    $    2,219
Income Applicable to Common Stock .........................................   $ 2,682   $ 2,290   $ 3,126   $    3,010    $    1,900
Earnings Per Share (B):
         On Common and Common Equivalent Shares:
                  Income Before Cumulative Effects of
                           Accounting Changes .............................   $  5.53   $  5.29   $  7.21   $     7.15    $     3.82
                  Cumulative Effects of Accounting Changes(A) .............      --        --        --          (0.12)         0.68
                  Net Income ..............................................   $  5.53   $  5.29   $  7.21   $     7.03    $     4.50

         Assuming Full Dilution:
                  Income Before Cumulative Effects of
                           Accounting Changes .............................   $  5.45   $  4.72   $  6.48   $     6.40    $     3.53
                  Cumulative Effects of Accounting Changes(A) .............      --        --        --          (0.11)         0.58
                  Net Income ..............................................   $  5.45   $  4.72   $  6.48   $     6.29    $     4.11

Period-End Balances:                                                                                (In billions)
         Total Loans, Net(C) ..............................................   $ 169.1   $ 160.7   $ 165.6   $    152.4    $    139.0
         Total Assets(D) ..................................................     271.9     257.5     256.9        250.5         216.6
         Total Deposits ...................................................     179.3     163.8     167.1        155.7         145.1
         Long-Term Debt and Subordinated Capital Notes ....................      19.3      19.0      18.5         17.9          18.2
         Total Stockholders' Equity (E) ...................................      20.4      19.5      19.6         17.8          14.0

____________

(A) Refers to the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits", effective January 1, 1994 and SFAS No. 109, "Accounting for Income Taxes", effective January 1, 1993.
(B) Based on net income after deducting preferred stock dividends, except where conversion is assumed, and, unless anti-dilutive, the after- tax dividend equivalents on shares issuable under Citicorp's Executive Incentive Compensation Plan.
(C)   Net of unearned income.
(D) Reflects the adoption of FASB Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", effective January 1, 1994.
(E) Reflects the adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective January 1, 1994.

                                 CAPITALIZATION

      The following table sets forth the consolidated capitalization of Citicorp as of September 30, 1996 (and as adjusted to give effect to the issuance of the Preferred Securities).

                                                                             September 30,   September 30,
                                                                                  1996            1996
                                                                              Outstanding     As Adjusted
                                                                                  (In millions)

Long Term Debt ...........................................................   $ 18,493        $ 18,493
Subordinated Capital Notes ...............................................        837             837
Guaranteed Preferred Beneficial Interests in Citicorp Subordinated
    Debt(a) ..............................................................       --

         Total ...........................................................   $ 19,330        $

Stockholders' Equity:
      Preferred Stock ....................................................      2,078           2,078
          Authorized Shares: 50,000,000
         Issued Shares:
                  4,280,503 of $100 per share, 6,100,000 of $250 per share
                  and 250,000 of $500 per share
      Common Stock ($1.00 par value) .....................................        506             506
          Authorized Shares: 800,000,000
        Issued Shares: 506,298,235
      Surplus ............................................................      6,438           6,438
      Retained Earnings ..................................................     13,566          13,566
      Net Unrealized Gains-Securities Available for Sale .................        581             581
      Foreign Currency Translation .......................................       (475)           (475)
      Common Stock in Treasury, at cost ..................................     (2,297)         (2,297)
                  Shares: 35,815,022

Total Stockholders' Equity ...............................................     20,397          20,397
Total ....................................................................     39,727

________
(a) The Guaranteed Preferred Beneficial Interests represent interests in the Trust, whose sole asset will be $ million aggregate principal amount of Citicorp's % Junior Subordinated Deferrable Interest Debentures due 2027.

                             SPECIAL CONSIDERATIONS

      Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

Ranking of Subordinate Obligations Under the Subordinated Debt Securities and Guarantee

      The obligations of Citicorp under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of Citicorp. Citicorp's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Citicorp and rank pari passu with the most senior preferred stock issued from time to time, if any, by Citicorp and with any other guarantee by Citicorp in respect of any preferred stock or equity interest of any affiliate. There are no terms in the Preferred Securities, the Subordinated Debt Securities or the Guarantee that limit Citicorp's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus, and "Description of the Subordinated Debt Securities -- Subordination" herein.

Rights Under the Guarantee

      If Citicorp were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or its other payment obligations to the Trust, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt
Securities against Citicorp pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of its right against Citicorp to enforce payments on the Subordinated Debt Securities. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus.

Enforcement of Certain Rights by Holders of Preferred Securities

      If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debt Securities against Citicorp. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Preferred Securities -- Declaration Events of Default."

Option to Extend Interest Payment Period; Federal Income Tax Consequences

      Citicorp has the right under the Indenture (as such term is defined in "Description of the Subordinated Debt Securities" herein) to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, semiannual distributions on the Preferred Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded semiannually) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 10 consecutive semiannual interest periods. Prior to the termination of any such extension period, Citicorp may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual interest periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

      Should Citicorp exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, even though such deferred interest is not distributed to holders of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of the Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Citicorp has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should Citicorp determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Citicorp's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities that do not grant such rights to the issuer. See "United States Federal Income Taxation -- Interest and Original Issue Discount."

Tax Event or Regulatory Capital Event Redemption or Distribution

      Upon the occurrence of a Tax Event or a Regulatory Capital Event (each as defined herein), the Trust may be dissolved, with the result that the Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, Citicorp will have the right to redeem the Subordinated Debt Securities in lieu of a distribution of the Subordinated Debt Securities by the Trust. If Subordinated Debt Securities are redeemed, the Trust will redeem an equivalent amount of Preferred Securities. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "-- Regulatory Capital Event Redemption or Distribution."

      Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

      Because holders of Preferred Securities may receive Subordinated Debt Securities upon the occurrence of a Tax Event or a Regulatory Capital Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

Possible Tax Consequences of Sales of Preferred Securities Between Record Dates

      The Preferred Securities may trade at a price that does not fully reflect the value of any accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A holder that disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income and add such amount to the holder's adjusted tax basis in the pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest and Original Issue Discount" and "-- Sales of Preferred Securities."

                              ACCOUNTING TREATMENT

      The financial statements of the Trust will be consolidated with Citicorp's financial statements, with the $________ million of Preferred Securities shown in Citicorp's balance sheet as Guaranteed Preferred Beneficial Interests in Citicorp Subordinated Debt. The sole assets of the Trust will be $ _________ million aggregate principal amount of _____% Junior Subordinated Deferrable Interest Debentures of Citicorp due 2027.

      All future reports of Citicorp filed under the Securities Exchange Act of 1934 will (i) reflect the consolidation of the Trust into Citicorp's consolidated financial statements, with the $______ aggregate liquidation amount of Preferred Securities shown in Citicorp's balance sheet as Guaranteed Preferred Beneficial Interests in Citicorp Subordinated Debt, (ii) include in the financial statement footnotes of Citicorp disclosure that the sole assets of the wholly-owned Trust will be $____________ principal amount of ______% Junior Subordinated Deferrable Interest Debentures of Citicorp due 2027, and (iii) if Staff Accounting Bulletin 53 treatment is sought, include in a footnote to the audited financial statements disclosure that each Citicorp Capital Trust is wholly owned, that the sole assets of the Citicorp Capital Trusts are the Subordinated Debentures (specifying as to each Trust the principal amount, interest rate and maturity date of the Subordinated Debentures held), and that the Guarantee, taken together with Citicorp's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, provides a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Preferred Securities issued by each Citicorp Capital Trust.

                                    THE TRUST

      The Trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust executed by Citicorp, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Trustees") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") before the issuance of the Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities --
Book-Entry Only Issuance -- The Depository Trust Company." Citicorp will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to approximately 3 percent of the total capital of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and engaging in only those other activities necessary or incidental thereto.

      Pursuant to the Declaration, the number of Trustees will initially be three. Two of the trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Citicorp. The third trustee, which will be a financial institution that is unaffiliated with Citicorp, will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. Wilmington Trust Company will also act as Delaware trustee under the Declaration for purposes of compliance with the Delaware Business Trust Act (the "Trust Act").

      The Institutional Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Citicorp, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. Citicorp will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Subordinated Debt Securities -- Miscellaneous."

      The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."

                     DESCRIPTION OF THE PREFERRED SECURITIES

      The following summary of certain terms and provisions of the Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. The Preferred Securities will be issued pursuant to the terms of the Declaration, which will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

General

      The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Citicorp. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Citicorp to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action. See "-- Voting Rights" and "-- Declaration Events of Default." Citicorp's obligations under the Guarantee, taken together with its obligations under the Subordinated Debt Securities, the Indenture and the Declaration, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Preferred Securities.

Distributions

      Distributions on the Preferred Securities will be fixed at a rate per annum of ____% of the stated liquidation amount of $1,000 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of ____%, compounded semiannually. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the Preferred Securities will be cumulative, will accrue from December __, 1996 and will be payable semiannually in arrears on ___________ and ________ of each year, commencing ________, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee or its paying agent, except as otherwise described below.

      Citicorp has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities. If Citicorp were to exercise such right, semiannual distributions on the Preferred Securities during any such extended interest payment period would be deferred (though such distributions would continue to accrue with interest, compounded semiannually, because compound interest would continue to accrue on the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

      Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Citicorp on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by Citicorp to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

      Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid by or on behalf of the Institutional Trustee, which will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees will have the right to select relevant record dates, which may be more than one Business Day but not more than ten Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

Redemption

      Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or redemption will simultaneously be applied to redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of any redemption.

      The Company has the right to redeem the Subordinated Debt Securities, in whole or in part, at any time on or after ___________, 2007, and earlier if a Tax Event or a Regulatory Capital Event shall have occurred and be continuing. The Redemption Price for the Preferred Securities, in the case of any such redemption, will equal the applicable Redemption Percentage (determined as described below) of the stated liquidation amount of $1,000 per Preferred
Security, plus accrued distributions to but excluding the date fixed for redemption.

      The Redemption Percentage, in the case of any redemption occurring on or after __________, 2007 and before _______, 2017, will equal the applicable percentage set out in the following table if the redemption date occurs during the 12-month period beginning __________________________ in the year indicated:


         Year                                             Redemption
         ----                                             ----------
                                                          Percentage
                                                          ----------
         2007.............................................
         2008.............................................
         2009.............................................
         2010.............................................
         2011.............................................
         2012.............................................
         2013.............................................
         2014.............................................
         2015.............................................

         2016.............................................

      The Redemption Percentage will be 100% for any redemption on or after ____, 2017.

      In the case of a redemption following a Tax Event or Regulatory Capital Event prior to , 2007, the Redemption Percentage will equal the Make-Whole Amount, determined as a percentage of a corresponding $1,000 principal amount of Subordinated Debt Securities. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Subordinated Debt Securities or (ii) as determined by a Quotation Agent (as defined below), a percentage of the principal amount of such Subordinated Debt Securities equal to the sum of the present values of the remaining scheduled payments of principal, premium and interest thereon through , 2007 (assuming that the Subordinated Debt Securities were redeemed on that date), discounted to the prepayment date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate.

      "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Price for such prepayment date plus (i) on or prior to , 1998, %, and (ii) after , 1998, %.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term through , 2007 of the Subordinated Debt Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through , 2007 of the Subordinated Debt Securities.

      "Quotation Agent" means Citibank, N.A. and its successors; provided, however, that if such entity shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

      "Comparable  Treasury Price" means,  with respect to any prepayment  date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve and designated "H.15(519)" or (ii) if such release (or any successor release) is not published or does not contain such prices during the week preceding such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third Business Day preceding such prepayment date.

Tax Event Redemption or Distribution

      "Tax Event" means that the Regular Trustees shall have received an opinion (a "Dissolution Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters ("Tax Counsel") to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debt Securities, (ii) interest payable to the Trust on the Subordinated Debt Securities would not be deductible by Citicorp for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, provided that any such change, clarification or amendment becomes effective on or after the date of this Prospectus Supplement.

      If, at any time, a Tax Event shall occur and be continuing, Citicorp may cause the Trust to be dissolved, with the result that after satisfaction of liabilities to creditors, if any, Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribu tion rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of Tax Counsel (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Subordinated Debt Securities and (ii) Citicorp being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Citicorp or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) Citicorp has received an opinion (a "Redemption Tax Opinion") of Tax Counsel that, as a result of a Tax Event, there is more than an insubstantial risk that Citicorp would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes, even after the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or
(ii) the Regular Trustees shall have been informed by such Tax Counsel that it cannot deliver a No Recognition Opinion to the Trust, Citicorp shall have the right, within 90 days following the occurrence of such Tax Event, to redeem the Subordinated Debt Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, for cash, with the result that, following such redemption, the Preferred Securities will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to Citicorp or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Citicorp or the holders of the Trust Securities, then Citicorp or the Trust will pursue such measure in lieu of redemption of the Subordinated Debt Securities.

Regulatory Capital Event Redemption or Distribution

      "Regulatory Capital Event" means a determination by Citicorp, based on an opinion of counsel experienced in such matters (who may be an employee of Citicorp or any of its affiliates), that, as a result of any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto, which amendment, clarification or change is effective after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Preferred Securities will no longer constitute Tier 1 capital of Citicorp (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System or its successor as Citicorp's primary federal banking regulator.

      If, at any time, a Regulatory Capital Event shall occur and be continuing, Citicorp may (i) cause the Trust to be dissolved, with the result that after satisfaction of liabilities to creditors, if any, Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Regulatory Capital Event or (ii) within 90 days following the occurrence of such Regulatory Capital Event, redeem the Subordinated Debt Securities, in whole but not in part, upon not less than 30 nor more than 60 days' notice, for cash, with the result that, following such redemption, the Preferred Securities will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to Citicorp or the Trust the opportunity to eliminate, within such 90-day period, the Regulatory Capital Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Citicorp or the holders of the Trust Securities, then Citicorp or the Trust will pursue such measure in lieu of distribution or redemption of the Subordinated Debt Securities.

Distribution of Subordinated Debt Securities

      After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Preferred Securities until such certificates are presented to Citicorp or its agent for transfer or reissuance.

Redemption Procedures

      The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

      If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by noon, New York City time, on the redemption date, provided that Citicorp has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price (but without interest) on or after such redemption date, except as described below. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid, either by the Trust or by Citicorp pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

      In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "-- Book-Entry Only Issuance -- The Depository Trust Company."

      Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Citicorp or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

      In the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Trust (a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Preferred Securities, with an interest rate identical to the distribution rate of the Preferred Securities and accrued and unpaid interest equal to accrued and unpaid distributions on the Preferred Securities, have been distributed on a pro rata basis to the holders of the Preferred Securities.

      If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

      Pursuant to the Declaration, the Trust shall dissolve (i) on , 20 , the expiration of the term of the Trust, (ii) upon the bankruptcy of Citicorp, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Citicorp, the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file a certificate of cancellation with respect to the Trust or the revocation of the charter of Citicorp and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the occurrence of a Tax Event or a Regulatory Capital Event, except as otherwise described under "--Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution" above, (v) upon the entry of a decree of a judicial dissolution of Citicorp or the Trust or (vi) upon the redemption of all the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

Declaration Events of Default

      An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the

Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Subordinated Debt Securi ties. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

      Citicorp and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

Voting Rights

      Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

      Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

      In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that (i) where the taking of any such action under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding and (ii) where the taking of such action would require the consent of every holder of Subordinated Debt Securities, the consent of all holders of Trust Securities shall be required. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

      A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

      Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

      Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Citicorp or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citicorp, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

      The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

      Holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Citicorp as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

      The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class.

      Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

Mergers, Consolidations or Amalgamations

      The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Common Securities and Preferred Securities, respectively, rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Citicorp expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Citicorp has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Citicorp guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance -- The Depository Trust Company

      The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates ("Global Certificates"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

      The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in securities represented by a global certificate deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

      Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

      DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

      Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

      Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered.

Payment and Paying Agency

      Payments in respect of the Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates, provided that, in the case of Certificated Securities, such payments will be made by check mailed to the address of the holder entitled thereto at its registered address. The paying agent will initially be Citibank, N.A. The paying agent will be permitted to resign upon 30 days' written notice to the Institutional Trustee. In the event that Citibank, N.A. shall no longer be the paying agent, the Institutional Trustee will appoint a successor to act as Paying Agent (which shall be a bank or trust company).

Registrar and Transfer Agent

      Citibank, N.A. will act as registrar and transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Institutional Trustee

      The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

Governing Law

      The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

      The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Citicorp intends to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of Citicorp for United States federal income tax purposes. In this connection, Citicorp and the Regular Trustees may take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of Citicorp, that each of Citicorp and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

      Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

      Pursuant to the Guarantee, Citicorp will irrevocably agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying
Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Guarantee will not apply to any payment except to the extent the Trust shall have funds available therefor. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

      Set forth below is a description of the specific terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of December , 1996 (the "Indenture"), between Citicorp and Wilmington Trust Company, as Trustee (the "Debt Trustee").

      Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event or a Regulatory Capital Event, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

General

      The Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited in aggregate principal amount to approximately $ , such amount being the sum of the aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

      The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on , 2027.

      If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in New York, New York; provided, that payment of interest may be made at the option of Citicorp by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

Subordination

      The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of Citicorp. No payment of principal (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior

Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default, unless and until such default shall have been cured or waived or such proceeding shall be terminated. Upon any distribution of assets of Citicorp to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citicorp must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Notwithstanding the foregoing, the holders of Senior Indebtedness shall not be entitled to receive payment of any amounts which would otherwise (but for the subordination provisions of the Indenture) be payable in respect of the Subordinated Debt Securities but for the fact that any such Senior Indebtedness is by its terms subordinated in right of payment to Trade Credit (as defined herein) and, as a result of which subordination, amounts otherwise payable in respect of such Senior Indebtedness are to be received by holders of Trade Credit.

      The term "Senior Indebtedness" means any obligation of Citicorp to its creditors, whether outstanding or subsequently incurred, except for (w) any other subordinated debt securities issued under the Indenture, (x) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Citicorp that is a financing vehicle of Citicorp (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Citicorp pursuant to an instrument that ranks pari passu with, or junior to, the Guarantee, (y) obligations incurred or assumed by Citicorp in the ordinary course of business in connection with the obtaining of materials or services, and all obligations of Citicorp in respect of any guarantees of such obligations of subsidiaries of Citicorp (provided that obligations described in this clause (y) ("Trade Credit") shall not include traveler's checks or other unsubordinated financial instruments) and
(z) any other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citicorp.

Interest

      The Subordinated Debt Securities will bear interest at the rate of % per annum from the original date of issuance, payable semiannually in arrears on and of each year (each an "Interest Payment Date"), commencing , 1997, to the persons in whose name such Subordinated Debt Securities are registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities shall not continue to remain in book-entry only form, Citicorp shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30- day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

      So long as no Event of Default shall have occurred and be continuing under the Indenture, Citicorp shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semiannual interest periods from the last interest payment date to which interest was paid in full, at the end of which Extension Period, Citicorp shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded semiannually at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, (a) Citicorp shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to any of its capital stock (other than
(i) purchases or acquisitions of shares of Citicorp common stock in connection with the satisfac tion by Citicorp of its obligations under any employee benefit plans or any other contractual obligations of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities) entered into prior to the date of issuance of the Subordinated Debt Securities, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp's capital stock for another class or series of Citicorp capital stock or (iii) the purchase of fractional interests in shares of Citicorp's capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and (b) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Citicorp that rank pari passu with or junior in right of payment to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, Citicorp may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semiannual interest periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof. Citicorp has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Institutional Trustee is the sole holder of the Subordinated Debt Securities, Citicorp shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Citicorp's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee is not the sole holder of the Subordinated Debt Securities, Citicorp shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Citicorp is required to give notice to any applicable self-regulatory organization or to holders of the Subordinated Debt Securities of the record or payment date of such related interest payment.

Additional Interest

      If at any time the Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, Citicorp will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust or the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Optional Redemption

      Citicorp will have the right to redeem the Subordinated Debt Securities, in whole or in part, from time to time, on or after ,2007, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event as described under "Description of the Preferred Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or
Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the applicable Redemption Percentage (as defined under "Descripton of the Preferred Securities -- Redemption") of the principal amount to be redeemed plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date; provided, however, that the Subordinated Debt Securities may not be redeemed in part unless all unpaid interest, including Additional Interest, accrued through the most recent semiannual interest period ending on or prior to the date fixed for redemption shall have been paid. Before effecting any optional redemption, Citicorp will obtain any approvals of regulatory authorities then required by applicable law.

Indenture Events of Default

      See "Description of Subordinated Debt Securities --Events of Default, Waiver and Notice" in the accompany ing Prospectus for a description of Events of Default under the Indenture. An Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default under the Indenture has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable, Citicorp acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. Notwithstanding any payments made to such holder of Preferred Securities by Citicorp in connection with a Direct Action, Citicorp shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust, and Citicorp shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

Book-Entry and Settlement

      If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event or a Regulatory Capital Event, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

      Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a

Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

The Depositary

      If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by Citicorp. Citicorp may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

      None of Citicorp, the Trust, the Institutional Trustee, any paying agent and any other agent of Citicorp, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary's Services

      A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Citicorp that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Citicorp, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

Governing Law

      The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Miscellaneous

      The Indenture will provide that Citicorp will pay all fees and expenses related to (i) the offering of the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

   Citicorp will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Citicorp; provided that, in the event of any such assignment, Citicorp will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                      UNITED STATES FEDERAL INCOME TAXATION

General

      In the opinion of E. Noel Harwerth, Esq., Chief Tax Officer of Citibank, N.A., the following discussion describes the material United States federal income tax consequences applicable to holders of the Preferred Securities. This discussion deals only with Preferred Securities held as capital assets by initial holders and does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding the Preferred Securities as a hedge or hedged against currency risks or as part of a straddle or conversion transaction or persons whose functional currency is not the U.S. dollar. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, published rulings and court decisions, as currently in effect, all of which are subject to change, possibly with retroactive effect.

      Persons considering the purchase of Preferred Securities should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations, as well as the application of state or local laws or the laws of any other taxing jurisdiction.

United States Holders

      As used herein, "United States Holder" means a beneficial holder of Preferred Securities who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof (including the District of Columbia), or (iii) a person otherwise subject to United States federal income taxation on a net income basis in respect of Preferred Securities.

Classification of the Subordinated Debt Securities

      Assuming full compliance with the terms of the Indenture and the Declaration, the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of Citicorp.

Classification of the Trust

      Assuming full compliance with the terms of the Indenture and the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities, and each holder will be required to include in its gross income interest and original issue discount ("OID"), if any, accrued with respect to its allocable share of the Subordinated Debt Securities.

Interest and Original Issue Discount

      United States Holders (including cash basis United States Holders) of debt instruments issued with OID must generally include such OID in income as it accrues on a constant yield basis, generally before the receipt of cash attributable to such income. A debt instrument will generally be treated as issued with OID if the excess of the instrument's "stated redemption price at maturity" over its issue price is more than a specified de minimis amount. The stated redemption price at maturity of an instrument is the total of all payments provided by the instrument that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether a debt instrument has been issued with OID, remote contingencies as to the timely payment of stated interest are ignored. In the case of the Subordinated Debt Securities, Citicorp has concluded that the likelihood of its exercising its option to defer payment of interest is remote because the exercise of such option would prevent Citicorp from declaring dividends on any class of its stock. Accordingly, Citicorp intends to treat the Subordinated Debt Securities as having been issued without OID and, therefore, United States Holders of the Preferred Securities will accrue interest income under their particular methods of accounting (e.g., cash or accrual) rather than accruing OID on a constant yield basis.

      If, however, Citicorp were to exercise its right to defer payments of interest, under existing Treasury regulations, the Subordinated Debt Securities will become OID instruments, and all United States Holders of the Preferred Securities will thereafter be required to accrue interest on a constant yield basis during any Extension Period even though Citicorp will not pay the interest in cash until the end of the Extension Period, and even though a United States Holder may be on the cash method of accounting. Furthermore, if the Subordinated Debt Securities become OID instruments because Citicorp has exercised its right to defer payment of interest, they will be taxed as OID instruments for as long as they remain outstanding, even after the expiration of the Extension Period and the payment of all accrued and compounded interest.

      The above conclusions are based on recently-promulgated Treasury regulations, which have not been interpreted by any court decisions or addressed in any rulings or other pronouncements of the Internal Revenue Service ("IRS"), and its is possible that the IRS could take a position contrary to the conclusions herein.

      Corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

Market Discount and Bond Premium

      Under certain circumstances, United States Holders of Preferred Securities other than initial holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust

      As described under "Description of the Preferred Securities --Tax Event Redemption or Distribution" and "-- Regulatory Capital Event Redemption or Distribution," Citicorp has the right to distribute Subordinated Debt Securities to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the Trust is treated as an association taxable as a corporation at the time of its liquidation, the distribution of Subordinated Debt Securities in liquidation of the Trust would likely constitute a taxable event to the holders of the Preferred Securities.

      Upon the occurrence of a Tax Event or a Regulatory Capital Event, the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a United States Holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation -- Sales of Preferred Securities."

Sales of Preferred Securities

      A United States Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming Citicorp does not defer interest on the Subordinated Debt Securities by extending the interest payment period, a holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. Except to the extent attributable to accrued but unpaid interest (which is taxable as ordinary income ) and subject to the market discount rules described above, such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

      The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. If Citicorp exercises its right to defer payments of interest, a United States Holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the United States Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis United States Holders will be subject to similar treatment without regard to Citicorp's election to defer.

United States Alien Holders

      Under present United States federal income tax law and subject to the discussion of backup withholding below:

      (a) payment of principal and interest (including any OID) by the Trust or any of its paying agents to any United States Alien Holder (as defined below) will not be subject to United States federal withholding tax, provided that in the case of interest or OID, (1) the beneficial owner of the Preferred Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citicorp entitled to vote, (2) the beneficial owner of the Preferred Securities is not a controlled foreign corporation that is related to Citicorp through stock ownership, and (3) either
(i) the beneficial owner of the Preferred Securities certifies to Citicorp or its agent, under penalties of perjury, that he is not a United States person (as defined below) and provides his name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Preferred Securities on behalf of the beneficial owner certifies to Citicorp or its paying agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor a copy thereof;

      (b) a United States Alien Holder will not be subject to United States federal withholding tax on gain realized on the sale or other disposition of a Preferred Securities.

      As used herein, a "United States Alien Holder" is any holder of Preferred Securities who is a United States Alien (as defined below). As used herein, a "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of the members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, in each case not subject to United States federal income tax on a net income basis in respect of Preferred Securities. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Backup Withholding and Information Reporting

      Payments of principal (including OID, if any) and any premium and interest made within the United States by the Trust or any of its paying agents are generally subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting and backup withholding do not apply to payments made on Preferred Securities if the certification described in clause
(a)(3) under "United States Alien Holders" is received, provided, in each case, that the payor does not have actual knowledge that the holder is a United States person.

      Payment of the proceeds from the sale of Preferred Securities to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will apply to such payments unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption. Payment of the proceeds from a sale of Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

      Backup withholding will generally not apply to United States Holders other than certain noncorporate Holders who fail to supply an accurate taxpayer identification number or who fail to report all interest and dividend income required to be shown on their federal income tax returns.

Proposed Tax Legislation

      On March 19, 1996, President Clinton proposed legislation (the "Proposed Legislation") which, among other things, would generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995, if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would deny issuers an interest deduction on any debt instruments with a weighted average maturity of greater than 40 years. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representative Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Democrat Letters"). Based upon the Joint Statement and the Democrat Letters, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Joint Statement and Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution."

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom is acting as representative (the "Representative"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

            Underwriters                    Number of Preferred Securities
            ------------                    ------------------------------




  Total

      The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representative.

      In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debt Securities of Citicorp, the Underwriting Agreement provides that Citicorp will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $ per Preferred Security (or $ in the aggregate) for the accounts of the several Underwriters.

      During a period of 30 days from the date of the Underwriting Agreement, neither the Trust nor Citicorp will, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities offered hereby).

      Prior to this offering there has been no public market for the Preferred Securities. The Representative has advised the Trust that it intends to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representative will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

      The Trust and Citicorp have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      This Prospectus Supplement and related Prospectus may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

      The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Preferred Securities will comply with the requirements of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Preferred Securities in a discretionary account without the prior written specific approval of the member's customer.

      Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Citicorp and its subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

      Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Subordinated Debt Securities and the Guarantee and certain matters relating thereto will be passed upon for Citicorp by Stephen E. Dietz, Associate General Counsel of Citibank, N.A. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp. Certain legal matters will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

          Filing Fee for Registration Statement............ $227,272
          Legal Fees and Expenses..........................   25,000
          Accounting Fees and Expenses.....................   25,000
          Blue Sky Fees and Expenses.......................   10,000
          Printing and Engraving Fees......................   75,000
          Miscellaneous....................................   37,728
                                                            --------
                    Total.................................. $400,000
                                                            ========

Item 15.  Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The Restated Certificate of Incorporation, as amended, of Citicorp provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, Citicorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Citicorp in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Citicorp. In addition, as permitted by Section 145 of the General Corporation Law of the State of Delaware, Citicorp maintains liability insurance covering directors and principal officers, including the Regular Trustees of the Trusts.

      Article IV of the Declaration of Trust of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or Citicorp, of Trustees, their officers, directors and employees and certain other persons.

Item 16.  Exhibits.

      1(a)  -- Form of Underwriting Agreement--Preferred Securities (6)

      3(i)  -- Restated  Certificate of Incorporation,  as amended through June
               16, 1993, of Citicorp.(2)

               (a) Certificate of Designations, Series 18 Preferred Stock. (3)

               (b) Certificate of Designations, Series 19 Preferred Stock. (3)

               (c) Certificate of Designations, Series 20 Preferred Stock. (3)

               (d) Certificate of Designations, Series 21 Preferred Stock. (3)

               (e) Certificate of Designations, Series 22 Preferred Stock. (3)

               (f) Certificate of Designations, Series 23 Preferred Stock. (3)

      3(ii) -- Bylaws of Citicorp. (4)

      4(a)  -- Certificate  of Trust of Citicorp  Capital I.  (Certificates  of
               Trust for each other Trust, identical except for the name, will be filed upon request.) (Included as part of Exhibit 4(b))

      4(b)  -- Declaration  of Trust of  Citicorp  Capital I.  (Declarations  of
               Trust for each other Trust, identical except for the name, will be filed upon request.) (6)

    4(c)(i) -- Form of Amended and Restated  Declaration  of Trust to be used in connection with the issuance of Preferred Securities by Citicorp Capital I. (1)

   4(c)(ii) -- Form of Amended and Restated  Declaration  of Trust to be used in connection with the issuance of Preferred Securities by Citicorp Capital II. (1)

  4(c)(iii) -- Form of Amended and Restated  Declaration  of Trust to be used in connection with the issuance of Preferred Securities by Citicorp Capital III. (1)

  4(c)(iv)  -- Form of Amended and Restated  Declaration  of Trust to be used in connection with the issuance of Preferred Securities by Citicorp Capital IV. (1)

      4(d) -- Form of Indenture between Citicorp and Wilmington Trust Company, as Trustee. (6)

      4(e)  -- Form of Supplemental  Indenture to be used in connection with the
               issuance  of   Subordinated   Debt   Securities   and   Preferred
               Securities. (6)

    4(f)(i) -- Form of Preferred Security by Citicorp Capital I. (included as part of Exhibit 4(c)(i)).

   4(f)(ii) -- Form  of  Preferred   Security  by  Citicorp  Capital  II.
               (included as part of Exhibit 4(c)(ii)).

  4(f)(iii) -- Form  of  Preferred  Security  by  Citicorp  Capital  III.
               (included as part of Exhibit 4(c)(iii)).

   4(f)(iv) -- Form  of  Preferred   Security  by  Citicorp  Capital  IV.
               (included as part of Exhibit 4(c)(iv)).

      4(g)  -- Form of Subordinated  Debt Security  (included as part of Exhibit
               4(d)).

    4(h)(i) -- Form  of  Guarantee  with  respect  to  Preferred  Securities  by
               Citicorp Capital I. (1)

   4(h)(ii) -- Form  of  Guarantee  with  respect  to  Preferred  Securities  by
               Citicorp Capital II. (1)

  4(h)(iii) -- Form  of  Guarantee  with  respect  to  Preferred  Securities  by
               Citicorp Capital III. (1)

   4(h)(iv) -- Form  of  Guarantee  with  respect  to  Preferred  Securities  by
               Citicorp Capital IV. (1)

      5(a)  -- Opinion  and  consent of  Stephen  E.  Dietz,  Associate
               General Counsel of Citibank, N.A. (1)


      5(b)  -- Opinion  and  consent  of  Morris,   Nichols,  Arsht  &
               Tunnell.(1)

       8(a) -- Opinion and consent of E. Noel Harwerth, Esq., Chief Tax Officer of Citibank, N.A. (1)

      12(a) -- Citicorp  and  Subsidiaries--Calculation  of Ratio of  Income  to
               Fixed Charges. (5)

      23(a) -- Consent of KPMG Peat Marwick LLP. (1)

      23(b) -- Consent  of  Stephen  E.  Dietz,  Associate  General  Counsel  of
               Citibank, N.A. (included as part of Exhibit 5(a)).

      23(c) -- Consent of Morris,  Nichols, Arsht & Tunnell (included as part of
               Exhibit 5(b)).

      23(d) -- Consent of E. Noel  Harwerth,  Esq.  (included as part of Exhibit
               8(a)).

      24    -- Powers of Attorney. (6)

      25(a) -- Statement of  Eligibility of Wilmington  Trust  Company,  as Debt
               Trustee under the Indenture. (1)

      25(b) -- Statement of Eligibility of Wilmington Trust Company, as Property
               Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital I. (1)

      25(c) -- Statement of Eligibility of Wilmington Trust Company, as Property
               Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital II. (1)

      25(d) -- Statement of Eligibility of Wilmington Trust Company, as Property
               Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital III. (1)

      25(e) -- Statement of Eligibility of Wilmington Trust Company, as Property
               Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital IV. (1)

      25(f) -- Statement  of  Eligibility  of  Wilmington   Trust  Company,   as
               Preferred Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital I. (1)

      25(g) -- Statement  of  Eligibility  of  Wilmington   Trust  Company,   as
               Preferred Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital II. (1)

      25(h) -- Statement  of  Eligibility  of  Wilmington   Trust  Company,   as
               Preferred Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital III. (1)

      25(i) -- Statement  of  Eligibility  of  Wilmington   Trust  Company,   as
               Preferred Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital IV. (1)

--------
      (1)   Filed herewith.
      (2) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-64574.
      (3) Incorporated herein by reference to Citicorp's Registration Statement on Form 8-A, filed with respect to the corresponding series of preferred stock.
      (4) Incorporated herein by reference to Citicorp's Registration Statement on Form S-8, File No. 33-53261.
      (5) Incorporated herein by reference to Citicorp's Current Report on Form 8-K, dated October 16, 1996.
      (6)   Previously filed.


Item 17.  Undertakings.

      The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on December 16, 1996.

                                                 CITICORP


                                                 By /s/ Peter Gallant
                                                   --------------------
                                                     Peter Gallant
                                                     Vice President

                                                  CITICORP CAPITAL I
                                                  CITICORP CAPITAL II
                                                  CITICORP CAPITAL III
                                                  CITICORP CAPITAL IV


                                                 By  /s/ Peter Gallant
                                                   --------------------
                                                     Peter Gallant
                                                     Trustee


                                                 By  /s/ Ann Goodbody
                                                   --------------------
                                                     Ann Goodbody
                                                     Trustee

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below on November 8, 1996 by the following persons in the capacities with Citicorp indicated below.

            Signature                                  Capacity
            ---------                                  --------

              *                                  Chairman and Director
  ------------------------------                 (Principal Executive Officer)
         John S. Reed

                                                 Executive Vice President
         /s/ Victor J. Menezes                   Chief Financial Officer
  ------------------------------
         Victor J. Menezes

         /s/ Thomas E. Jones                     Executive Vice President
  ------------------------------                 (Principal Financial Officer)a
         Thomas E. Jones

----------
a  Responsible for financial control, tax, accounting and reporting.

            Signature                                  Capacity
            ---------                                  --------

                *
  ------------------------------                       Director
         D. Wayne Calloway

                *
  ------------------------------                       Director
         Colby H. Chandler

                *
  ------------------------------                       Director
         Paul J. Collins

                *
  ------------------------------                       Director
         Kenneth T. Derr

                *
  ------------------------------                       Director
         H.J. Haynes

                *
  ------------------------------                       Director
         Reuben Mark

                *
  ------------------------------                       Director
         Richard D. Parsons

                *
  ------------------------------                       Director
         William R. Rhodes

                *
  ------------------------------                       Director
         Rozanne L. Ridgway

                *
  ------------------------------                       Director
         H. Onno Ruding

                *
  ------------------------------                       Director
         Robert B. Shapiro

                *
  ------------------------------                       Director
         Frank A. Shrontz

            Signature                                  Capacity
            ---------                                  --------

                *
  ------------------------------                       Director
         Franklin A. Thomas

                *
  ------------------------------                       Director
         Edgar S. Woolard, Jr.


* by   /s/ Peter Gallant
     -----------------------
           Peter Gallant
         Attorney-in-Fact